EXHIBIT 23.2

Ernst & Young                                                Kost Forer & Gabbay





                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
RADVision Ltd.
Tel Aviv, Israel


We  hereby  consent  to the  incorporation  by  reference,  in the  Registration
Statement on Form S-8 of RADVision Ltd. (the "Company") relating to the registration of 748,997 Ordinary Shares, par value NIS 0.1 per share, of the Company authorized for issuance under its 2000 Employee Stock Option Plan, of our report dated, January 29, 2003, relating to the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2002, and the related consolidated statement of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2002, which report appears in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002.



                                             /s/ Kost Forer & Gabbay
                                             Kost Forer & Gabbay,
                                             Member Firm of Ernst & Young Global




Tel Aviv, Israel
April 6, 2003